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                                                                    EXHIBIT 99.1


                         Consent of Director Designee


April 30, 1997


     The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to the references to him as a future director of ShopKo Stores, Inc., in the Prospectus included in this Registration Statement.


                                            Signed: /s/ William J. Podany
                                                    ---------------------
                                                    William J. Podany